Exhibit 99.1

DELTAGEN APPOINTS EDWARD E. PENHOET TO ITS BOARD OF DIRECTORS

REDWOOD CITY, Calif.—June 18, 2002—Deltagen, Inc. (Nasdaq: DGEN) today announced the appointment of Edward E. Penhoet, Ph.D., as a new member of its Board of Directors. Deltagen also announced that, due to his commitment in a venture capitalist role, Nicolas J. Simon has resigned from Deltagen’s Board of Directors. Mr. Simon will remain a corporate consultant to Deltagen.

Dr. Penhoet is Dean of the School of Public Health and Professor of Public Health and of Molecular and Cell Biology at the University of California at Berkeley. Dr. Penhoet is also a director and co-founder of Chiron Corporation, one of the world’s leading biotechnology companies. He served as Chiron’s president and chief executive officer from the time he co-founded the company in 1981 until April 30, 1998.

For 10 years prior to founding Chiron, Dr. Penhoet was a faculty member of the Biochemistry Department of the University of California, Berkeley. While at Chiron, he continued as an adjunct member of the faculty, teaching a variety of courses. In May 1991, Dr. Penhoet received the first Distinguished Faculty Award in the Life Sciences from the department of Molecular and Cell Biology at the University of California, Berkeley. In 1992, Dr. Penhoet shared with Dr. William J. Rutter, a Chiron co-founder, the Northern California Entrepreneur of the Year Award presented by Ernst & Young and Inc. Magazine; in 1994, Penhoet and Rutter received jointly the Harvard Business School Northern California Alumni Chapter award as Entrepreneur of the Year.

Dr. Penhoet earned his A.B. in biology from Stanford University in 1963, and his Ph.D. in biochemistry from the University of Washington in 1968. He was a post-doctoral fellow at the University of California, San Diego, from 1968 to 1970.

Headquartered in Redwood City, California, Deltagen is an emerging leader in the discovery and development of drugs from the human genome. Through its Target Research and Development program, Deltagen has established secreted protein and small-molecule discovery programs in the areas of oncology, metabolic disorders and inflammatory diseases. Proprietary target discovery and validation technologies, integrated chemistry capabilities, and state-of-the-art drug metabolism and toxicology programs support Deltagen’s extensive drug discovery efforts. Deltagen’s technology portfolio will serve to accelerate a series of clinical candidate compound initiatives. Deltagen currently has secreted protein partnership agreements with Eli Lilly and Company and Hyseq, Inc. Deltagen’s principal database product, DeltaBase™, provides a database of invivo derived, mammalian gene function information. Current DeltaBase collaborators include three of the largest pharmaceutical companies in the world: Pfizer, Inc.; GlaxoSmithKline plc; and Merck & Co.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to the role that Deltagen’s DeltaBase product and gene function database information will play in third-party research programs and the extent to which genome-based research will assist researchers in their drug discovery efforts, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in the forward-looking statements, including the extent to which genomic databases are utilized in pharmaceutical research and development; the ability of Deltagen to provide products and services that meet market needs; the impact of competition and alternative technologies, processes and approaches; and other risks cited in the risk factors sections of Deltagen’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and Deltagen’s other securities filings with the Commission. These forward-looking statements speak only as of the date hereof. Deltagen disclaims any intent or obligation to update these forward-looking statements.